Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-03703, 333-27009, 333-28147, 333-53667, 333-85791, 333-36478, 333-40038, 333-43838, 333-67868, 333-85884, 333-109314, 333-115143 and 333-132473), on Form S-3 (Nos. 333-132663, 333-96341, 333-31342, 333-59106 and 333-49180), on Amendment No. 1 to Registration Statement Nos. 333-132663, 333-96341, 333-31342, and 333-59106, and on Amendments No. 2 and No. 3 to Registration Statement No. 333-59106, of our report dated March 30, 2007, relating to the 2006 consolidated financial statements (before retrospective adjustments to the financial statements) of i2 Technologies, Inc. and subsidiaries (not presented herein) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to not being engaged to audit the retrospective adjustments) appearing in this current report on Form 8-K of i2 Technologies, Inc. and Subsidiaries dated November 18, 2009.

/s/ Deloitte & Touche LLP

Dallas, Texas
November 18, 2009